UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of May 1, 2006, Embarq Corporation (“Embarq”) has entered into indemnification agreements with the persons serving as outside directors, and effective as of May 2, 2006, Embarq has entered into indemnification agreements with persons serving as officers of the registrant, which provide for indemnification, to the fullest extent permitted by law, but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the director in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director or officer of the registrant. The indemnification provided by this indemnification agreement is in addition to the indemnification provided by Embarq’s bylaws and cover any person serving at Embarq’s request as a director, officer or employee. A copy of the form of indemnification agreement is filed as an exhibit hereto and incorporated by reference herein.

The following is a list of the persons with whom Embarq has entered into indemnification agreements:

Outside Directors

Peter C. Brown

Steven A. Davis

John P. Mullen

William A. Owens

Dinesh C. Paliwal

Stephanie M. Shern

Laurie A. Siegel

Officers

Daniel R. Hesse

Gene M. Betts

William R. Blessing

Harrison S. Campbell

William E. Cheek

Melanie K. Coleman

Michael B. Fuller

Thomas A. Gerke

E.J. Holland, Jr.

Thomas J. McEvoy

Leslie H. Meredith

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the registrant and each of the directors of the registrant and each of the following officers:

Gene M. Betts
William R. Blessing
Harrison S. Campbell
William E. Cheek
Melanie K. Coleman
Michael B. Fuller
Thomas A. Gerke
E.J. Holland, Jr.
Thomas J. McEvoy
Leslie H. Meredith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: May 5, 2006	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Vice President and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the registrant and each of the directors of the registrant and each of the following officers:

Gene M. Betts
William R. Blessing
Harrison S. Campbell
William E. Cheek
Melanie K. Coleman
Michael B. Fuller
Thomas A. Gerke
E.J. Holland, Jr.
Thomas J. McEvoy
Leslie H. Meredith

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